Exhibit 99.1
8x8, Inc. Announces Second Quarter Fiscal Year 2025 Financial Results
•Delivered service revenue of $175 million and total revenue of $181 million
•Sales of new products increased more than 60% year-over-year, led by AI-based solutions
•Achieved GAAP and non-GAAP operating profitability
•Reported 15th consecutive quarter of positive cash flow from operations
CAMPBELL, CA, November 4, 2024 – 8x8, Inc. (NASDAQ: EGHT), a leading business communications, CX, and Communications Platform as a Service provider, today reported financial results for the second quarter of fiscal year 2025 ended September 30, 2024.
Second Quarter Fiscal Year 2025 Financial Results:
•Total revenue of $181.0 million, compared to $185.0 million in the second quarter of fiscal 2024.
•Service revenue of $175.1 million, compared to $177.8 million in the second quarter of fiscal 2024.
•GAAP operating income was $7.2 million, compared to GAAP operating loss of $2.6 million in the second quarter of fiscal 2024.
•Non-GAAP operating profit was $21.5 million, compared to non-GAAP operating profit of $23.8 million in the second quarter of fiscal 2024.
•GAAP net loss was $14.5 million, compared to GAAP net loss of $7.5 million in the second quarter of fiscal 2024.
•Non-GAAP net income was $12.1 million, compared to non-GAAP net income of $17.1 million in the second quarter of fiscal 2024.
•Adjusted EBITDA was $26.7 million, compared to Adjusted EBITDA of $30.5 million in the second quarter of fiscal 2024.
“We are pleased to report a solid quarter, with results that reflect the early signs of success of our investments in innovation and our transformation strategy," said Samuel Wilson, Chief Executive Officer of 8x8, Inc. "With strong growth in usage revenue, acceleration in the sales of new products, and high retention on the 8x8 platform, it's clear our innovation-led approach resonates in today's competitive CX landscape. I’m grateful to our customers, partners, and employees who have embraced our mission of unlocking the power of every interaction."
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Product Innovation Highlights
•Announced the availability of 8x8 Active Assessor, an AI-powered housing association solution that enables landlords to proactively engage with tenants, meet legal requirements, and ensure homes are compliant with health and safety standards.
•Announced expanded availability of Video Elevation capabilities for 8x8 Contact Center, including new digital engagement capabilities that enable contact center agents to visually diagnose and resolve issues, such as property damage or product assembly, reducing the need for onsite technical support and improving the customer experience.
•Extended AI-enabled interaction summarization capabilities across the 8x8 Platform to enable contact center agents to deliver more personalized interactions and faster wrap-up times, with context from previous conversations at the agents' fingertips and automatic AI summarization of interactions logged in external CRMs.
•Significant advancements to language support and real-time accuracy powered by the latest OpenAI Whisper model, delivering best-in-class accuracy for select languages and stronger performance with different accents. 8x8 also doubled the number of supported languages for live web chats, extending real-time chat translation to a broader global audience to foster more seamless multilingual interactions. Expanded text-to-speech capabilities offer support for over 40 languages, unlocking enhanced analytics, interaction insights and performance metrics that span the 8x8 platform, and empower a wide range of users to drive increased efficiency, boost employee productivity, and elevate customer satisfaction.
•Announced that Regal.io has joined the 8x8 Technology Partner Ecosystem, as part of the exclusive SellWith8 tier. The partnership combines Regal.io's sophisticated sales dialing capabilities with 8x8’s comprehensive cloud contact center and unified communications platform, enhancing outbound communication services, such as calls and SMS capabilities, to facilitate better employee and customer experiences.
•Announced a partnership with Descope, a drag-and-drop customer identity and access management (CIAM) platform, empowering businesses to enhance security, outsmart fraud, and deliver a secure, frictionless experience for customers. Descope's no-code visual workflows enable businesses to effortlessly create and customize entire user journeys, integrate authentication, authorization, and identity management into any app, and effectively prevent fraud and bot attacks.
Industry Recognition
•Named as a Leader in the 2024 Gartner® Magic Quadrant™ for Unified Communications as a Service. This is the thirteenth consecutive year 8x8 has been recognized as a Leader in this report.
•Named in the 2024 Gartner® Magic Quadrant™ for Contact Center as a Service. This is the tenth consecutive year 8x8 has been recognized in this report.
•Received the 2024 Frost & Sullivan Customer Value Leadership Award for Global Public Sector CCaaS Solutions.
•Won a Silver Stevie® Award in the Technology Team of the Year category and a Bronze Stevie® Award in the Customer Service Team of the Year category in the 21st Annual International Business Awards® for 8x8’s Professional Services team.
•Named a Best Enterprise Service winner in the 2024 Comms Council UK Awards for 8x8 Contact Center.
•Awarded 17 badges in the G2 Fall 2024 Awards, and received TrustRadius Tech Cares and Top Rated awards for Unified Communications as a Service and Contact Center.
Corporate, ESG and Leadership Updates
•In early July 2024, the Company secured a new $200 million Delayed Draw Term Loan Credit Facility (the “Delayed Draw Term Loan”) from Wells Fargo Securities, LLC, MUFG Bank, LTD, Silicon Valley Bank (a division of First-Citizens Bank & Trust Company), Citibank, and City National Bank. On August 5, 2024, the Company used the proceeds from the Delayed Draw Term Loan, plus approximately $29 million from existing cash balances, to fund the early repayment of the entire $225 million outstanding, plus accrued interest and fees, on the existing term loan with Francisco Partners.
•Subsequent to the end of the second quarter, the Company retired another $33 million of principal value of the term loan debt, reducing total debt principal balance to $369 million as of November 1, 2024. This represents a total debt reduction of over $173 million, or 32%, over the past two years.
•Extended the scope of the ISO 140001 Environmental Management System to the Company's Paris office and French operations.
Third Quarter and Updated Fiscal Year 2025 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
Third Quarter Fiscal Year 2025 Ending December 31, 2024
•Service revenue in the range of $171 million to $174 million.
•Total revenue in the range of $177 million to $182 million.
•Non-GAAP operating margin in the range of approximately 10% to 11%.
Fiscal Year 2025 Ending March 31, 2025
•Service revenue in the range of $690 million to $701 million.
•Total revenue in the range of $714 million to $727 million.
•Non-GAAP operating margin in the range of 10.25% to 11%.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measure of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses excluded by this metric. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. See the "Explanation of GAAP to Non-GAAP Reconciliation" below for the definition of non-GAAP operating margin.

All projections are on a non-GAAP basis. Additionally, our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
Conference Call Information:
Management will host a conference call to discuss earnings results on November 4, 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
•Register to participate in the live call at https://register.vevent.com/register/BIed875625768e4940984f1a1789dc434b
•Access the live webcast and replay from the Company’s investor relations events and presentations page at https://8x8.gcs-web.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://8x8.gcs-web.com/.
About 8x8, Inc.
8x8, Inc. (NASDAQ: EGHT) is a leading provider of integrated contact center, voice communications, video, chat, and SMS solutions built on one global cloud platform. 8x8 uniquely eliminates the silos across the entire organization to power the communications and customer engagement requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X, and Facebook.
8x8® is a trademark of 8x8, Inc.
Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in artificial intelligence technologies; our strategic transformation initiatives; our ability to increase profitability and cash flow to deleverage our balance sheet and fund investment in innovation; whether our unified communication and contact center traffic will increase; whether we can increase customer retention; our future revenue and growth (including platform usage revenue); whether we can sustain an increasing pace of innovation; the success of our go-to-market engine; our ability to improve general and administrative synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine and war in the Middle East; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, in which we compete may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in meeting our revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we do not anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract exit costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, amortization of debt discount and issuance cost, loss on debt extinguishment, gain on remeasurement of warrants, and other income. Adjusted EBITDA excludes interest expense, provision (benefit) for income taxes, depreciation, amortization of capitalized internal-use software costs, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.

Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, and cancellation of certain contracts. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Media:
PR@8x8.com

Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Service revenue	$175,075	$177,782	$347,876	$353,020
Other revenue	5,923	7,217	11,269	15,266
Total revenue	180,998	184,999	359,145	368,286
Cost of service revenue	50,251	49,144	99,747	95,420
Cost of other revenue	7,572	7,958	15,263	16,356
Total cost of revenue	57,823	57,102	115,010	111,776
Gross profit	123,175	127,897	244,135	256,510
Operating expenses:
Research and development	31,291	34,207	63,428	69,499
Sales and marketing	64,867	68,687	131,973	137,191
General and administrative	19,848	27,586	42,939	53,812
Total operating expenses	116,006	130,480	238,340	260,502
Income (loss) from operations	7,169	(2,583)	5,795	(3,992)
Interest expense	(7,905)	(10,061)	(17,861)	(20,139)
Other income (expense), net	(12,709)	4,803	(10,993)	2,407
Loss before provision (benefit) for income taxes	(13,445)	(7,841)	(23,059)	(21,724)
Provision (benefit) for income taxes	1,098	(389)	1,774	1,055
Net loss	$(14,543)	$(7,452)	$(24,833)	$(22,779)
Net loss per share:
Basic and diluted	$(0.11)	$(0.06)	$(0.19)	$(0.19)
Weighted average number of shares:
Basic and diluted	129,250	120,757	127,633	118,778
Comprehensive loss
Net loss	$(14,543)	$(7,452)	$(24,833)	$(22,779)
Unrealized gain (loss) on investments in securities	—	7	(5)	297
Foreign currency translation adjustment	8,363	(4,320)	8,009	(2,879)
Comprehensive loss	$(6,180)	$(11,765)	$(16,829)	$(25,361)

8x8, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$117,405	$116,262
Restricted cash	462	356
Short-term investments	—	1,048
Accounts receivable, net	64,567	58,979
Deferred sales commission costs	34,107	35,933
Other current assets	29,810	35,258
Total current assets	246,351	247,836
Property and equipment, net	50,364	53,181
Operating lease, right-of-use assets	34,825	35,924
Intangible assets, net	76,519	86,717
Goodwill	269,229	266,574
Restricted cash, non-current	—	105
Deferred sales commission costs, non-current	48,711	52,859
Other assets, non-current	14,127	12,783
Total assets	$740,126	$755,979

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,261	$48,862
Accrued and other liabilities	68,783	78,102
Operating lease liabilities	11,707	11,295
Deferred revenue	37,696	34,325
Term loan, current	39,393	—
Total current liabilities	208,840	172,584
Operating lease liabilities, non-current	52,785	56,647
Deferred revenue, non-current	6,594	7,810
Convertible senior notes, non-current	198,300	197,796
Term loan	159,194	211,894
Other liabilities, non-current	4,601	7,290
Total liabilities	630,314	654,021
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of September 30, 2024 and March 31, 2024	—	—
Common stock: $0.001 par value, 300,000,000 shares authorized, 130,516,596 shares and 125,193,573 shares issued and outstanding as of September 30, 2024 and March 31, 2024, respectively	131	125
Additional paid-in capital	998,572	973,895
Accumulated other comprehensive loss	(3,549)	(11,553)
Accumulated deficit	(885,342)	(860,509)
Total stockholders' equity	109,812	101,958
Total liabilities and stockholders' equity	$740,126	$755,979

8x8, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(24,833)	$(22,779)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	3,756	4,090
Amortization of intangible assets	10,198	10,198
Amortization of capitalized internal-use software costs	7,022	10,061
Amortization of debt discount and issuance costs	1,718	2,240
Amortization of deferred sales commission costs	19,697	20,099
Allowance for credit losses	1,269	993
Operating lease expense, net of accretion	6,038	5,109
Stock-based compensation expense	22,177	32,717
Loss on debt extinguishment	11,996	1,766
Gain on remeasurement of warrants	(2,010)	(2,531)
Other	(3,626)	52
Changes in assets and liabilities:
Accounts receivable, net	(5,314)	299
Deferred sales commission costs	(12,447)	(12,068)
Other current and non-current assets	850	(1,306)
Accounts payable and accruals	(8,886)	(2,934)
Deferred revenue	2,860	(2,070)
Net cash provided by operating activities	30,465	43,936

Cash flows from investing activities:
Purchases of property and equipment	(1,589)	(1,558)
Capitalized internal-use software costs	(5,892)	(7,442)
Purchase of investments	—	(6,174)
Purchase of cost investment	(771)	—
Maturities of investments	1,048	27,909
Net cash (used in) provided by investing activities	(7,204)	12,735

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	1,682	2,365
Payments for debt issuance costs	(1,114)	—
Repayment of principal on term loan	(225,000)	(25,000)
Gross proceeds from term loan	200,000	—
Other financing activities	(704)	—
Net cash used in financing activities	(25,136)	(22,635)
Effect of exchange rate changes on cash	3,019	(1,752)
Net increase in cash and cash equivalents	1,144	32,284
Cash, cash equivalents and restricted cash, beginning of year	116,723	112,729
Cash, cash equivalents and restricted cash, end of period	$117,867	$145,013
Supplemental disclosures of cash flow information:

	Six Months Ended September 30,
	2024	2023
Interest paid	$16,324	$17,799
Income taxes paid	$2,386	$3,118
Payables and accruals for property and equipment	$3,207	$—

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,				Six Months Ended September 30,
	2024		2023		2024		2023
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$50,251	28.7%	$49,144	27.6%	$99,747	28.7%	$95,420	27.0%
Amortization of acquired intangible assets	(2,118)		(2,118)		(4,235)		(4,235)
Stock-based compensation expense and related employer payroll taxes	(1,230)		(1,743)		(2,838)		(3,967)
Severance, transition and contract exit costs	(55)		(82)		(577)		(288)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$46,848	26.8%	$45,201	25.4%	$92,097	26.5%	$86,930	24.6%
GAAP service revenue margin (as a percentage of service revenue)	$124,824	71.3%	$128,638	72.4%	$248,129	71.3%	$257,600	73.0%
Non-GAAP service revenue margin (as a percentage of service revenue)	$128,227	73.2%	$132,581	74.6%	$255,779	73.5%	$266,090	75.4%

GAAP cost of other revenue (as a percentage of other revenue)	$7,572	127.8%	$7,958	110.3%	$15,263	135.4%	$16,356	107.1%
Stock-based compensation expense and related employer payroll taxes	(304)		(468)		(723)		(1,119)
Severance, transition and contract exit costs	(156)		(28)		(256)		(50)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$7,112	120.1%	$7,462	103.4%	$14,284	126.8%	$15,187	99.5%
GAAP other revenue margin (as a percentage of other revenue)	$(1,649)	(27.8)%	$(741)	(10.3)%	$(3,994)	(35.4)%	$(1,090)	(7.1)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,189)	(20.1)%	$(245)	(3.4)%	$(3,015)	(26.8)%	$79	0.5%

GAAP gross margin (as a percentage of total revenue)	$123,175	68.1%	$127,897	69.1%	$244,135	68.0%	$256,510	69.6%
Non-GAAP gross margin (as a percentage of total revenue)	$127,038	70.2%	$132,336	71.5%	$252,764	70.4%	$266,169	72.3%

Operating Profit (Loss):
GAAP income (loss) from operations (as a percentage of total revenue)	$7,169	4.0%	$(2,583)	(1.4)%	$5,795	1.6%	$(3,992)	(1.1)%
Amortization of acquired intangible assets	5,099		5,100		10,198		10,198
Stock-based compensation expense and related employer payroll taxes	9,845		15,427		23,438		35,102
Acquisition and integration costs	193		307		316		650
Legal and regulatory costs	(3,166)		3,879		(2,618)		5,347
Severance, transition and contract exit costs	2,398		1,634		4,519		2,888
Non-GAAP operating profit (as a percentage of total revenue)	$21,538	11.9%	$23,764	12.8%	$41,648	11.6%	$50,193	13.6%

	Three Months Ended September 30,				Six Months Ended September 30,
	2024		2023		2024		2023
Net Income (Loss):
GAAP net loss (as a percentage of total revenue)	$(14,543)	(8.0)%	$(7,452)	(4.0)%	$(24,833)	(6.9)%	$(22,779)	(6.2)%
Amortization of acquired intangible assets	5,099		5,100		10,198		10,198
Stock-based compensation expense and related employer payroll taxes	9,845		15,427		23,438		35,102
Acquisition and integration costs	193		307		316		650
Legal and regulatory costs	(3,166)		3,879		(2,618)		5,347
Severance, transition and contract exit costs	2,398		1,634		4,519		2,888
Amortization of debt discount and issuance cost	656		1,132		1,718		2,240
Loss on debt extinguishment	11,996		—		11,996		1,766
Gain on warrants remeasurement	(263)		(2,781)		(2,010)		(2,531)
Other income	(116)		(117)		(232)		(234)
Income tax expense effects, net (1)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$12,099	6.7%	$17,129	9.3%	$22,492	6.3%	$32,647	8.9%
Interest expense	7,249		8,929		16,143		17,899
Provision (benefit) for income taxes	1,098		(389)		1,774		1,055
Depreciation	1,848		1,964		3,756		4,090
Amortization of capitalized internal-use software costs	3,264		4,779		7,022		10,061
Other income (expense), net	1,092		(1,905)		1,239		(1,408)
Adjusted EBITDA (as a percentage of total revenue)	$26,650	14.7%	$30,507	16.5%	$52,426	14.6%	$64,344	17.5%

Shares used in computing net income (loss) per share amounts:
Basic	129,250		120,757		127,633		118,778
Diluted	131,294		122,624		129,772		120,599
GAAP net loss per share - Basic and Diluted	$(0.11)		$(0.06)		$(0.19)		$(0.19)
Non-GAAP net income per share - Basic	$0.09		$0.14		$0.18		$0.27
Non-GAAP net income per share - Diluted	$0.09		$0.14		$0.17		$0.27
(1)Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.